Exhibit 99.1

Immunome Reports Third Quarter 2023 Financial Results

- Completed merger with Morphimmune and concurrent $125 million private placement investment with leading institutional investors -

- Clay B. Siegall, Ph.D., former co-founder & CEO of Seagen, Inc., appointed as Chairman and CEO -

- Bob Lechleider, M.D., appointed as Chief Medical Officer –

- Jean-Jacques Bienaimé, former CEO of BioMarin appointed as member of the Board of Directors -

- Cash runway expected to extend into Q1 2026* -

SEATTLE, WA & EXTON, PA – November 9, 2023 – Immunome, Inc. (Nasdaq: IMNM), a biotechnology company dedicated to developing first-in-class and best-in-class targeted cancer therapies, today reported financial results for the third quarter ended September 30, 2023 and provided a corporate update.

“The merger of Immunome and Morphimmune is a transformative transaction for both companies, resulting in a combined company with a highly focused technology platform based upon strong foundational science, coupled with a strong balance sheet, as we push forward in our mission to develop targeted cancer therapies for patients,” stated Clay B. Siegall, Ph.D., Chairman and Chief Executive Officer of Immunome. “There remains a significant need for innovative and best in class treatments to address unmet medical needs for cancer patients where previous approaches have fallen short.”

Highlights

•	Immunome and Morphimmune Complete Merger with $125 Million PIPE to Accelerate Development of Novel Targeted Cancer Therapies. In October 2023, Immunome and Morphimmune, a private biotechnology company focused on developing targeted oncology therapeutics, announced that the two companies successfully closed their previously announced merger agreement.

o	The newly combined company features synergistic platforms that we believe will enable the development of first-in-class and best-in-class targeted cancer therapies across multiple modalities and tumor types.

o	The concurrent oversubscribed private placement investment of $125 million included participation from Enavate Sciences, EcoR1 Capital, Redmile Group, Janus Henderson Investors, Avidity Partners, Woodline Partners LP, and other leading institutional investors.

•	IMM-ONC-01: We expect to provide guidance in Q1 2024 regarding our timeline to submit to the FDA an IND for IMM-ONC-01.

•	177Lu-FAP: We anticipate an IND submission with the FDA in Q1 2025.

Financial Highlights

•	Collaboration Revenue: Collaboration Revenue from the Collaboration Agreement with AbbVie for the three months ended September 30, 2023 was $4 million.

•	Research and development (R&D) expenses: R&D expenses for the three months ended September 30, 2023 were $4 million.

•	General and administrative (G&A) expenses: G&A expenses for the three months ended September 30, 2023 were $4 million.

•	Net loss: Net loss for the three months ended September 30, 2023 was $4 million, or $(0.36) per share.

•	Cash and cash equivalents: As of September 30, 2023, cash and cash equivalents totaled $91million**

About Immunome, Inc.

Immunome is a biotechnology company dedicated to developing first-in-class and best-in-class targeted cancer therapies. Our portfolio pursues each target with a modality appropriate to its biology, including immunotherapies, targeted effectors, radioligand therapies and ADCs. We believe that pursuing underexplored targets with appropriate drug modalities leads to transformative therapies. Our proprietary memory B cell hybridoma technology allows for the rapid screening and functional characterization of novel antibodies and targets.

For more information, visit www.immunome.com or follow us on Twitter and LinkedIn.

*Assumes receipt of certain collaboration payments.

**Includes $61 million of PIPE proceeds received in the quarter.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). We use words such as “believes,” “plans,” “expects,” “will,” “assumes,” “anticipates,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. These forward looking statements include, but are not limited to, statements regarding Immunome’s anticipated cash runway and the assumed receipt of certain collaboration payments; Immunome’s intent to evaluate synergistic high-value oncology assets; Immunome’s timing and expectation for nominating a potential development candidate and filing NDAs with the FDA; Immunome’s expectation that the combination with Morphimmune will enable to development of first-in-class and best-in-class targeted cancer therapies across multiple modalities and tumor types; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, the inability to recognize the anticipated benefits of the merger, which may be affected by, among other things, competition and the ability of Immunome to successfully integrate with Morphimmune; Immunome’s ability to grow and successfully execute on its business plan, including advancing its current pipeline into the clinic and expanding its pipeline through its technology platforms, proprietary toolbox, and through strategic transactions, if any; the ability of Immunome to identify, conduct and complete IND-enabling studies; changes in the applicable laws or regulations; the possibility that Immunome may be adversely affected by other economic, business, and/or competitive factors; the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect it or the expected benefits of the merger; Immunome’s ability to manage clinical trials or studies; the risk that pre-clinical data may not be predictive of clinical data; the complexity of numerous regulatory and legal requirements that Immunome needs to comply with to operate its business; the reliance on Immunome’s management; the prior experience and successes of the Immunome’s management team are not indicative of any future success; uncertainties related to Immunome’s capital requirements and Immunome’s expected cash runway; the failure to obtain, adequately protect, maintain or enforce Immunome’s intellectual property rights; and other risks and uncertainties indicated from time to time described in Immunome’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with Securities and Exchange Commission (“SEC”) on March 16, 2023, Immunome’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC today, , and in Immunome’s other filings with the SEC. Immunome cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements which speak only as of the date made. Moreover, Immunome operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, Immunome does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in their expectations.

IMMUNOME, INC.

Condensed Balance Sheets

(In thousands, except share data)

(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$90,641	$20,323
Prepaid expenses and other current assets	773	2,326
Total current assets	91,414	22,649
Property and equipment, net	1,172	681
Operating right-of-use asset, net	345	284
Restricted cash	100	100
Deferred offering costs	130	332
Total assets	$93,161	$24,046
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,786	$2,400
Accrued expenses and other current liabilities	3,369	4,931
Deferred revenue, current	16,956	—
Total current liabilities	23,111	7,331
Deferred revenue, non-current	2,852	—
Deposit liability	61,000	—
Other long-term liabilities	122	62
Total liabilities	87,085	7,393
Commitments and contingencies (Note 7)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued or outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.0001 par value; 200,000,000 shares authorized; 12,202,516 and 12,128,843 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	136,248	132,653
Accumulated deficit	(130,173)	(116,001)
Total stockholders’ equity	6,076	16,653
Total liabilities and stockholders’ equity	$93,161	$24,046

The accompanying notes are an integral part of these unaudited condensed financial statements.

IMMUNOME, INC.

Condensed Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Collaboration revenue	$3,565	$—	$10,192	$—
Operating expenses:
Research and development	3,823	5,225	13,452	19,020
General and administrative	4,375	3,309	11,617	10,094
Total operating expenses	8,198	8,534	25,069	29,114
Loss from operations	(4,633)	(8,534)	(14,877)	(29,114)
Interest income	288	1	705	4
Net loss	$(4,345)	$(8,533)	$(14,172)	$(29,110)
Deemed dividend arising from warrant modification	—	(622)	—	(622)
Net loss attributable to common stockholders	(4,345)	$(9,155)	(14,172)	$(29,732)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.36)	$(0.75)	$(1.16)	$(2.45)
Weighted-average common shares outstanding, basic and diluted	12,202,335	12,127,501	12,194,277	12,125,947

The accompanying notes are an integral part of these unaudited condensed financial statements.

IMMUNOME, INC.

Condensed Statements of Cash Flows

(In thousands)

(unaudited)

	Nine Months ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(14,172)	$(29,110)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	306	327
Amortization of right-of-use asset	165	44
Write-off of deferred offering costs	332	—
Share-based compensation	3,340	3,977
Changes in operating assets and liabilities:
Prepaid expenses and other assets	1,553	5,236
Accounts payable	71	62
Accrued expenses and other current liabilities	(1,452)	(2,471)
Deferred revenue	19,808	—
Other long-term liabilities	(60)	(72)
Net cash provided by (used in) operating activities	9,891	(22,007)
Cash flows from investing activities:
Purchases of property and equipment	(482)	(176)
Net cash used in investing activities	(482)	(176)
Cash flows from financing activities:
Payment of offering costs	(125)	—
Proceeds from PIPE financing	61,000	—
Proceeds from exercise of stock options	—	32
Proceeds from issuance of common stock under ATM, net	34	—
Net cash provided by financing activities	60,909	32
Net increase (decrease) in cash and cash equivalents and restricted cash	70,318	(22,151)
Cash and cash equivalents and restricted cash at beginning of period	20,423	49,329
Cash and cash equivalents and restricted cash at end of period	$90,741	$27,178

Supplemental disclosures of cash flow information:
Operating lease right-of-use asset and lease liability recorded due to lease extension	$226	$—
Issuance of common stock to certain board of directors in lieu of accrued compensation	$221	$—
Deferred offering costs in accrued expenses and other current liabilities	$5	$—
Property and equipment included in accounts payable	$315	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

Investor Contact
Corleen Roche
Chief Financial Officer
investors@immunome.com

Media Contact
Andrew W. Mielach
LifeSci Communications
amielach@lifescicomms.com